UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 6, 2015

BULOVA TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-9358	83-0245581
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12645 49th Street North

Clearwater, Florida 33762

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (727) 536-6666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)           As of July 6, the firm of DKM Certified Public Accountants (DKM) of Clearwater, Florida, resigned as our independent public accountant for the fiscal year ended September 30, 2015.

During the fiscal years ended September 30, 2014 and 2013, and for the interim periods through July 6, 2015, we have had no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The reports of DKM for the years ended September 30, 2014 and 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

We have provided DKM with a copy of this Form 8-K, and have requested that DKM furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated July 6, 2015, indicating that DKM is in agreement with such disclosures, is filed as Exhibit 16.1 to this Form 8-K.

(b)           As of July 6, 2015, we have engaged the firm of Stevenson & Company CPAS LLC of Tampa, Florida, as our independent public accountant for the fiscal year ended September 30, 2015. During the fiscal years ended September 30, 2014 and 2015, we have not consulted Stevenson & Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter re: change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULOVA TECHNOLOGIES GROUP, INC.

/s/ Stephen L. Gurba

Stephen L. Gurba

Chief Executive Officer

July 6, 2015